                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                             CONTRIBUTION AGREEMENT

                                 by and between

                        BAY VIEW ACCEPTANCE CORPORATION,
                                 as Contributor,

                                       and

                        BAY VIEW RECEIVABLES CORPORATION,
                                  as Depositor

                        ---------------------------------

                            Dated as of June 5, 2003

                        ---------------------------------

                                  $250,000,000

                         RECEIVABLES WAREHOUSE FACILITY

                        ---------------------------------

================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                             PAGE
CONTRIBUTION AGREEMENT..................................................................................     1

ARTICLE I         CERTAIN DEFINITIONS...................................................................     1

ARTICLE II        TRANSFER AND ACQUISITION OF RECEIVABLES...............................................     2

  Section 2.01.   Transfer and Acquisition of Receivables...............................................     2
  Section 2.02.   The Closing...........................................................................     4
  Section 2.03.   Funding Dates.........................................................................     4

ARTICLE III       REPRESENTATIONS AND WARRANTIES........................................................     4

  Section 3.01.   Representations, Warranties  and Covenants of the Depositor...........................     4
  Section 3.02.   Representations, Warranties and Covenants of the Contributor..........................     6
  Section 3.03.   Repurchase of Receivables.............................................................    19
  Section 3.04.   Depositor's Assignment of Repurchased Receivables.....................................    20
  Section 3.05.   Survival of Representations and Warranties............................................    20

ARTICLE IV        CONDITIONS............................................................................    21

  Section 4.01.   Conditions to Obligation of the Depositor.............................................    21
  Section 4.02.   Conditions to Obligation of the Contributor...........................................    23

ARTICLE V         COVENANTS OF THE CONTRIBUTOR..........................................................    24

  Section 5.01.   Protection of Right, Title and Interest...............................................    24
  Section 5.02.   Other Liens or Interest...............................................................    25
  Section 5.03.   Principal Executive Office; Jurisdiction of Organization..............................    25
  Section 5.04.   Costs and Expenses....................................................................    25
  Section 5.05.   No Waiver.............................................................................    26
  Section 5.06.   Contributor's Records.................................................................    26
  Section 5.07.   Cooperation by Contributor............................................................    26
  Section 5.08.   Notice of Breach......................................................................    26

ARTICLE VI        INDEMNIFICATION.......................................................................    27

  Section 6.01.   Indemnification.......................................................................    27

ARTICLE VII       MISCELLANEOUS.........................................................................    28

  Section 7.01.   Obligations of Contributor............................................................    28
  Section 7.02.   Subsequent Transfer and Pledge........................................................    28
  Section 7.03.   Amendment.............................................................................    28
  Section 7.04.   Waivers...............................................................................    28
  Section 7.05.   Notices...............................................................................    29
  Section 7.06.   Representations.......................................................................    29
  Section 7.07.   Headings and Cross-References.........................................................    29

Section 7.08.   Governing Law.........................................................................      29
Section 7.09.   Counterparts..........................................................................      29
Section 7.10.   No Bankruptcy Petition Against the Depositor or the Issuer or Any Noteholder..........      29
Section 7.11.   Third Party Beneficiaries.............................................................      29
Section 7.12.   Material Adverse Effect...............................................................      30
Section 7.13.   TRIAL BY JURY WAIVED..................................................................      30
Section 7.14.   CONSENTS TO JURISDICTION..............................................................      30
Section 7.15.   Severability of Provisions............................................................      31
Section 7.16.   Rights Cumulative.....................................................................      31
Section 7.17.   No Offset.............................................................................      31
Section 7.18.   Assignment and Binding Effect.........................................................      31
Section 7.19.   Captions..............................................................................      31
Section 7.20.   Legal Holidays........................................................................      31
Section 7.21.   Relationship of the Parties...........................................................      32
Section 7.22.   Reports to Holders....................................................................      32
Section 7.23.   Integration; Binding Effect; Survival of Terms........................................      32

SCHEDULE I- INITIAL RECEIVABLES

EXHIBIT A - FORM OF CONTRIBUTOR ASSIGNMENT..............................................................   A-1
EXHIBIT B - FORM OF CONTRACT............................................................................   B-1
EXHIBIT C - CONTRIBUTOR'S UNDERWRITING GUIDELINES.......................................................   C-1

                             CONTRIBUTION AGREEMENT

      THIS CONTRIBUTION AGREEMENT (the "Agreement") is made as of this 5th day of June, 2003, by and between BAY VIEW ACCEPTANCE CORPORATION, a Nevada corporation (the "Contributor"), and BAY VIEW RECEIVABLES CORPORATION, a special purpose corporation established under the laws of the State of Delaware (the "Depositor"), having its principal place of business in San Mateo, California.

      WHEREAS, the Contributor has acquired and will acquire in the ordinary course of business, certain Receivables, secured by a security interest granted by the related Obligors in the related Financed Vehicles; and

      WHEREAS, the Contributor and the Depositor wish to set forth the terms and provisions pursuant to which the Receivables are to be transferred by the Contributor to the Depositor on the Closing Date and on each Funding Date, which Receivables will then be transferred from the Depositor to Bay View Auto Receivables Owner Trust (the "Issuer") and then granted by the Issuer to JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee") for the benefit of the Noteholders (the "Noteholders"), pursuant to the terms of that certain Indenture dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture") by and between the Issuer and the Indenture Trustee.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

      Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Indenture or, if not defined therein, in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms):

      "Assignments" mean, collectively, the Contributor Assignment and the Depositor Assignment, or either one.

      "Contributed Assets" means, with respect to each Receivable all right title and interest of the Contributor in, to and under (i) the security interest in the related Financed Vehicle Granted by the related Obligor pursuant to such Receivable and any accessions thereto, and other interests of the Contributor in the Financed Vehicles and accessions including, without limitation, the related Certificate of Title; (ii) any service warranties and service contracts and any physical damage, credit life, risk default, disability, gap or other insurance policies covering the related Financed Vehicle or the related Obligor or refunds in connection therewith relating to

Receivables (including, without limitation, state tax refunds) and any proceeds from liquidation of the Receivables or Financed Vehicles received after the related Cutoff Date; (iii) all property (including the right to receive future Recoveries) that shall secure a Receivable; (iv) the rights that relate to a Receivable under each Dealer Agreement, including, but not limited to, any recourse against any Dealer; (v) rebates or refunds of premiums and other amounts relating to insurance policies and other items financed under the Receivables or otherwise covering an Obligor or a Financed Vehicle; (vi) the original retail installment contract and security agreement and any amendments thereof evidencing the Receivables; (vii) all documentation in the Custodian File and other documents maintained by the Contributor according to its customary procedures with respect to Receivables, Financed Vehicles or Obligors; and (viii) the proceeds of any and all of the foregoing including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property whether now or hereafter arising.

      "Contributor Address" means 818 Oak Park Road, Covina, CA 91724.

      "Contributor Assignment" means the document of assignment substantially in the form attached to this Agreement as Exhibit A.

      "Custodian File" shall have the meaning assigned to it in Section 4.01(d).

      "Depositor Address" means 818 Oak Park Road, Covina, CA 91724.

      "Initial Receivable" means each Receivable listed on Schedule I hereto, each of which was contributed to the Depositor by the Contributor and then transferred from the Depositor to the Issuer and a security interest in which was simultaneously granted by the Issuer to the Indenture Trustee on the Closing Date.

      "Receivables Purchase Price" means the amount paid to the Contributor under this Agreement or to the Depositor under the Sale and Servicing Agreement, which amount shall be equal to the Receivables Advance Amount paid to the Issuer under the Indenture.

      "Subsequent Receivable" means, with respect to each Funding Date, each Receivable listed on Schedule I to the related Contributor Assignment, each of which was contributed to the Depositor by the Contributor and then transferred from the Depositor to the Issuer on such Funding Date.

                                   ARTICLE II

                     TRANSFER AND ACQUISITION OF RECEIVABLES

Section 2.01. Transfer and Acquisition of Receivables. On the Closing Date and on each Funding Date, subject to the terms and conditions of this Agreement, the Contributor agrees to transfer to the Depositor, and the Depositor agrees to acquire from the Contributor, the Initial Receivables and the related Subsequent Receivables, respectively, and the Contributed Assets relating thereto.

            (a) Initial Transfer of Receivables. On the Closing Date, simultaneously with the transactions set forth in the Indenture and the Sale and Servicing Agreement, the Contributor shall transfer to the Depositor, without recourse except as set forth herein (i) the Initial Receivables, and all moneys received thereon on or after the Initial Cutoff Date; and (ii) the related Contributed Assets.

            (b) Consideration for Initial Receivables. In consideration of the Receivables and the related Contributed Assets described in Section 2.01(a), the Contributor shall, on the Closing Date, receive (i) an amount equal to the Receivables Purchase Price in immediately available funds to the extent of the net proceeds received from the Noteholders from the sale of the Notes under the Note Purchase Agreement, and (ii) to the extent that the value of such Contributed Assets exceeds such Receivables Purchase Price, an increase in the value of the stock of the Depositor, which is a wholly-owned subsidiary of the Contributor.

            (c) Transfer of Subsequent Receivables. On each Funding Date, the Contributor shall transfer to the Depositor, without recourse except as set forth herein (i) the related Subsequent Receivables, and all moneys received thereon on or after the applicable Cutoff Date and (ii) the related Contributed Assets; provided, however, that Subsequent Receivables may not be transferred by the Contributor to the Depositor and then transferred from the Depositor to the Issuer, or a security interest granted by the Issuer to the Indenture Trustee unless each of the conditions precedent in Section 2.12 of the Indenture has been satisfied.

            (d) Consideration for Subsequent Receivables. Upon two (2) Business Days' prior written notice given by the Depositor to the Issuer and then from the Issuer to the Indenture Trustee, the Depositor shall cause the Issuer to cause the Indenture Trustee, on the applicable Funding Date, to pay to the Issuer which will pay the Depositor which will pay the Contributor an amount equal to the Receivables Purchase Price with respect to the related Subsequent Receivables in immediately available funds to the extent of the net proceeds received from the Noteholders from the sale of Additional Note Principal Balances. To the extent that the value of any such Subsequent Receivables exceeds the Receivables Purchase Price with respect thereto, the Depositor shall receive an increase in the value of its ownership interest in the Issuer, and the Contributor shall receive an increase in the value of the stock of the Depositor, which is a wholly-owned subsidiary of the Contributor.

            (e) Transfer. It is the intention of the Contributor and the Depositor that each transfer hereunder constitute an absolute transfer of the Receivables and the related Contributed Assets from the Contributor to the Depositor with the intention of removing them from the Contributor's estate pursuant to Section 541 of the United States Bankruptcy Code, as the same may be amended from time to time, or any successor provision thereto. If, notwithstanding the express intention of the parties, this Agreement is deemed not to constitute an absolute transfer of the Receivables and the Contributed Assets from the Contributor to the Depositor, this Agreement shall be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the Uniform

      Commercial Code as in effect in the State of New York, and the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Contributor to the Depositor of a valid first priority perfected security interest in all of the Contributor's right, title and interest in and to the Receivables and the Contributed Assets.

      Section 2.02. The Closing. The transfer of the Initial Receivables from the Contributor to the Depositor shall take place at a closing (the "Closing") on the Closing Date, simultaneously with the transfer of such Initial Receivables from the Depositor to the Issuer and the grant by the Issuer of all of its right, title and interest in and to the Initial Receivables and related Contributed Assets to the Indenture Trustee for the benefit of the Noteholders, and the issuance of the Notes pursuant to the Indenture.

      Section 2.03. Funding Dates. The transfer of Subsequent Receivables on a Funding Date shall take place at such location as the Contributor, the Depositor, the Issuer and the Indenture Trustee may reasonably agree. The transfer of Subsequent Receivables shall be made in accordance with Sections
2.12 through 2.14 of the Indenture pursuant to which (a) the Contributor will transfer all of its right, title and interest in and to the Subsequent Receivables and the related Contributed Assets to the Depositor, (b) the Depositor will transfer all of its right, title and interest in and to the Subsequent Receivables and the related Deposited Assets to the Issuer, and (c) the Issuer will confirm the grant of all of its right, title and interest in and to such Subsequent Receivables and the related Contributed Assets to the Indenture Trustee for the benefit of the Noteholders, the Agent and the Financial Institutions.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Section 3.01. Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents and warrants to the Contributor, and in the case of (g) below, makes the following covenants for the benefit of the Contributor, as of the Closing Date and each Funding Date:

            (a) Organization, Etc. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof; the Depositor is duly qualified to do business as a foreign business entity in good standing, and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, the purchase of the Receivables from the Contributor hereunder and under each Contributor Assignment, the conveyance of the Receivables by the Depositor pursuant to the Sale and Servicing Agreement and each Depositor Assignment, and the performance of its other obligations under this Contribution Agreement, the Sale and Servicing Agreement, each Assignment and the other Transaction Documents to which it is a party) requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Depositor, on the ability of the Depositor to perform its obligations under the Transaction

      Documents or on the Noteholders, the Issuer, the Receivables or any other part of the Trust Estate.

            (b) Due Authorization. The execution, delivery and performance by the Depositor of this Agreement have been duly authorized by all necessary corporate or other action, do not require any approval or consent of any Person, do not and will not conflict with any provision of the Certificate of Incorporation or By-laws of the Depositor, and do not and will not conflict with or result in a breach which would constitute (with or without notice or lapse of time) a default under any agreement, indenture, mortgage, deed of trust, or other instrument binding upon or applicable to it or its property or any law or governmental regulation or court decree applicable to it or its property, do not and will not result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than as expressly provided in the Transaction Documents), and this Agreement is the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

            (c) No Proceedings. There are no proceedings or investigations pending, or to the Depositor's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties:
      (A) asserting the invalidity of this Contribution Agreement, any Assignment, the Sale and Servicing Agreement, the Notes, or any other Transaction Document; (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Contribution Agreement, any Assignment, the Sale and Servicing Agreement or any other Transaction Document to which it is a party; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Contribution Agreement, any Assignment, the Sale and Servicing Agreement, the Notes or any other Transaction Document to which it is a party; (D) which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes; or (E) that could reasonably be expected to have a material adverse effect on the Receivables.

            (d) Business Purpose. The Depositor will acquire the Receivables for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as agent for the Contributor or any other person.

            (e) Depositor's Records. The books and records of the Depositor will disclose that the Contributor made a valid assignment of the Receivables to the Depositor; provided, however, the Depositor acknowledges that, solely for the purposes of generally accepted accounting principles, the Receivables will appear as assets of the Contributor and its consolidated subsidiaries in the consolidated financial statements of such Persons (which financial statements will include a footnote stating that the Receivables are not available to satisfy the Contributor's creditors).

            (f) Depositor's Address. The Depositor Address is, and has been since its date of incorporation, the chief place of business and the office where the Depositor keeps its records concerning the Receivables and the Contributed Assets. The Depositor's chief executive office is and has been since its date of incorporation 1840 Gateway Drive, Suite 301, San Mateo, California 94404. The Depositor's jurisdiction of incorporation is, and has been since its date of incorporation, Delaware.

            (g) Taxes. All tax returns or extensions required to be filed by the Depositor in any jurisdiction (other than jurisdictions in which the failure to file would not have a material adverse effect on the Depositor, the Depositor's ability to perform its obligations under the Transaction Documents, any Noteholder or any Receivable or any other part of the Trust Estate) have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Depositor, or upon any of the properties, income or franchises shown to be due and payable on such returns have been, or will be, paid or are being contested in good faith by appropriate proceedings with respect to which the Agent has received written notice. To the knowledge of the Depositor, all such tax returns are true and correct and the Depositor has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor.

            (h) Accuracy of Information. All information heretofore furnished by the Depositor for purposes of or in connection with any of the Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Depositor will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

            (i) Material Adverse Change. Since March 31, 2003, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of Depositor, (ii) the ability of Depositor to perform its obligations under the Transaction Documents, or (iii) the collectibility of the Receivables generally or any material portion of the Receivables.

            (j) Compliance with Laws. The Depositor has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject ,except where the failure to so comply could not reasonably be expected to have a material adverse effect on the Depositor, any Noteholder, any Receivable or other part of the Trust Estate.

      Section 3.02. Representations, Warranties and Covenants of the Contributor. The Contributor hereby represents and warrants to the Depositor as of the Closing Date and each Funding Date (except as otherwise provided):

            (a) On the Closing Date, with respect to the Initial Receivables, and on the related Funding Date, with respect to the Subsequent
      Receivables:

            (i) Characteristics of Receivables. Each Receivable (A) was originated by the Contributor or a Dealer for the retail sale or refinancing of a Financed Vehicle in the ordinary course of the Contributor's or such Dealer's business, and the Contributor or such Dealer had all necessary licenses and permits to originate Receivables in the State where the Contributor or such Dealer was located, was fully and properly executed by the parties thereto, and, in the case of Receivables originated by a Dealer, was purchased by the Contributor from such Dealer under an existing Dealer Agreement with the Contributor and was validly assigned by such Dealer to the Contributor, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security,
      (C) is not a Rule of 78s Receivable or a pre-computed interest Receivable, but is a fully amortizing simple interest receivable which provides for level monthly payments (provided that the payment or payments in the first Collection Period and the final Collection Period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term, (D) provides that, in the event such Receivable is prepaid, such prepayment fully pays the principal balance and all accrued and unpaid interest through the date of such prepayment at an interest rate equal to or greater than the APR, (E) has not been amended, rewritten, modified or deferred, nor any provision thereof waived, except in accordance with the Collection Policy and the provisions of the Transaction Documents, (F) is payable in United States dollars and (G) does not entitle the Contributor to reduce, nor has the Contributor reduced, the APR under such Receivable to below 4%.

            (ii) No Fraud or Misrepresentation. Each Receivable was originated by a Dealer and sold by such Dealer to the Contributor, or was originated by the Contributor, without any fraud or material misrepresentation on the part of such Dealer or on the part of the related Obligor.

            (iii) Compliance with Law. Each Receivable and each sale of Financed Vehicles complied all material respects at the time such Receivable or sale was originated or made and now complies in all material respects with all requirements of applicable federal, State and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Trade Commission Credit Practice Rules, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z," the Soldiers' and Sailors' Civil Relief Act of 1940, Division 3 of the California Vehicle Code, state unfair and deceptive trade practice laws and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws).

            (iv) Origination. Each Receivable was originated in the United States and each Receivable (other than the Lendco Receivables and the Ultra Receivables), at the time of origination, conformed to requirements of the Contributor's then current "Underwriting Guidelines" (the most recent copy of which is attached hereto as Exhibit C) and credit policies applicable to such Receivable.

           (v) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the related Cut-off Date of the Solders' and Sailors' Civil Relief Act of 1940 as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

           (vi) Obligors. Each Obligor is domiciled in the United States. None of the Obligors is an Affiliate of Bay View Acceptance or is employed by Bay View Acceptance. None of the Obligors is the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof. No Receivable has been included in a "fleet" sale (i.e., a sale to any single obligor of more than five (5) Financed Vehicles.

           (vii) Obligor Bankruptcy. At the related Cutoff Date, no Obligor has been identified on the Contributor's records as being the subject of a current bankruptcy proceeding as a debtor, except for Obligors under Chapter 13 Receivables.

           (viii) Schedule of Receivables. The information pertaining to each Receivable set forth in the Schedule of Receivables has been produced from the Contributor's electronic ledger and was true and correct in all material respects as of the close of business on the related Cutoff Date and at the Closing Date or the related Funding Date, as applicable.

           (ix) Marked Records. By the Closing Date or the related Funding Date, as applicable, each of the Contributor and the Depositor will have caused the portions of its records relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been transferred by the Contributor to the Depositor hereunder, and have been transferred by the Depositor to the Issuer and constitute part of the Trust Estate pledged to the Indenture Trustee.

           (x) Computer Tape or Listing. The computer tape made available by the Contributor to the Backup Servicer on the Closing Date or the related Funding Date was complete and accurate (excluding any typographical or clerical errors that do not affect the outstanding balance of Receivables listed on such computer tape) as of the related Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

           (xi) Chattel Paper. The Receivables constitute electronic or tangible chattel paper within the meaning of the UCC.

           (xii) One Original. There is only one original executed copy of each Receivable.

           (xiii) Custodian Files Complete. There exists a Custodian File pertaining to each Receivable, and such Custodian File contains: (A) a fully executed original of the related retail installment contract, and an acknowledgment of the Custodian that it holds such Receivable for the benefit of the Noteholders, (B) evidence of either (1) a certificate of insurance, (2) an application form for insurance signed by the Obligor or
      (3) a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (C) the original or electronic equivalent of the Certificate of Title or, with respect to a Certificate of Title filed electronically, a report prepared by a third party service that shows such service maintains perfection related to such Certificate of Title on behalf of the Servicer; or, if the Certificate of Title has not yet been received, and in the case of each electronic Certificate of Title, an application therefor, or a copy of such Certificate of Title with a copy of the application filed to amend the Certificate of Title to indicate the security interest of the Contributor in the related Financed Vehicle, (D) the original executed copy or electronic equivalent of an original credit application signed by the Obligor; (E) the originals of all assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable except for any such item listed above which has been preserved by electronic means; (F) any other documents that the Servicer shall keep on file, in accordance with its customary procedures, or reasonably required by the Issuer, from time to time to be kept on file, relating to a Receivable, the related Obligor or the related Financed Vehicle; and (G) any additional original loan documents evidencing any assumption, consolidation, extension, modification or waiver of a Receivable approved by the Servicer. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared in all material respects. The complete Custodian File for each Receivable is currently in the possession of the Custodian.

           (xiv) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the Lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Custodian File held by the Custodian and in accordance with the Collection Policy in all material respects. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

           (xv) Lawful Assignment. No Receivable was originated in, or is subject to the laws of any jurisdiction, the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement, the Sale and Servicing Agreement or the Indenture. The Contributor has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables. Each Receivable, by its terms, is assignable.

          (xvi) Good Title. No Receivable has been sold, transferred, assigned or pledged by the Contributor to any Person other than the Depositor. Immediately prior to the conveyance of the Receivables to the Depositor pursuant to this Agreement, the Contributor was the sole owner thereof and had good and indefeasible title thereto, free of any Lien, and, upon execution and delivery of this Agreement and the applicable Contributor Assignment by the Contributor, the Depositor shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Contributor has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or to payments due under such Receivables.

          (xvii) Security Interest in Financed Vehicle. Each Receivable is secured by a valid, binding and enforceable first priority perfected security interest in favor of the Contributor in the Financed Vehicle. The Certificate of Title for each Financed Vehicle shows (or, if a new or replacement Certificate of Title is being applied for with respect to such Financed Vehicle, the Certificate of Title will be received within one hundred eighty (180) days of the Closing Date or the related Funding Date, as applicable, and will show) the Contributor named as the original secured party under each Receivable as the holder of a first priority perfected security interest in such Financed Vehicle. With respect to each Receivable for which the Certificate of Title has not yet been returned from the applicable governmental authority, the Servicer has received written evidence from the related Dealer that such Certificate of Title showing the Contributor as first lienholder has been applied for. If the Receivable was originated in a State in which the filing or recording of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the Contributor named as the original secured party under the related Receivable. As of the Initial Cutoff Date or the related Subsequent Cutoff Date, as applicable, there were no Liens or claims for taxes, work, labor, storage or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable. Each security interest in the Financed Vehicles has been or, with respect to Subsequent Receivables, will be as of the related Funding Date, validly assigned by the Contributor to the Depositor pursuant to this Agreement and the related Contributor Assignment.

          (xviii) All Filings Made. On the Closing Date or the related Funding Date, as applicable, filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Depositor a first priority perfected ownership interest in the Initial Receivables and the Subsequent Receivables, respectively, and the proceeds thereof have been made, taken or performed or will be made, taken or performed on or prior to the Closing Date or the related Funding Date, as applicable, and as of the Closing Date or the related Funding Date, as applicable, the Depositor has or will have, as applicable, such a first priority perfected ownership interest.

          (xix) No Impairment. The Contributor has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivables or otherwise to impair the rights of the Depositor, the Issuer, the Indenture Trustee and the Noteholders in any Receivable or the proceeds thereof.

          (xx) Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Contributor with respect to such Receivable.

          (xxi) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim or defense.

          (xxii) No Default. There has been no uncured default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than thirty (30) days as of the Initial Cutoff Date or the related Funding Date, as applicable, or payment delinquencies of thirty (30) days or more that have been cured on or prior to the Closing Date or related Funding Date, as applicable), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Initial Cutoff Date and the Subsequent Cutoff Date, as applicable, no related Financed Vehicle funded on such date had been repossessed from the related Obligor or repossessed by the Servicer from any other Person.

          (xxiii) Insurance. At the time of the origination of each Receivable with a Receivable Balance of $50,000 or greater, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (A) in an amount at least equal to the lesser of (i) its maximum insurable value or (ii) the principal amount due from the Obligor under the related Receivable, (B) naming the Contributor and its successors and assigns as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable that finances the cost of premiums for gap, credit life and credit accident and health insurance is covered by such an Insurance Policy. The Financed Vehicle relating to each Receivable that finances the cost of an extended service contract is covered by such a service contract. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming the Contributor and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

          (xxiv) Receivables. (A) Each Receivable had an original maturity of not more than ninety-seven (97) months; (B) each Receivable has an Annual Percentage Rate (exclusive of prepaid finance charges) of at least 4%; (C) no Receivable was a Defaulted Receivable or a Delinquent Receivable as of the Cutoff Date; (D) no funds have been advanced by the Depositor, the Contributor, the Servicer, the Issuer, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under subclause (B) of this clause (xxiv); (E) none of the Receivables have been re-aged (except for Receivables extended in compliance with Section 7.01(c)); and (F) the Receivable Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects as of the related Cutoff Date.

            (xxv) Subsequent Receivables. The addition of Subsequent Receivables on any Funding Date shall not occur unless each of the funding conditions set forth in Section 2.12 of the Indenture have been satisfied and unless each of the following representations and warranties are true and correct on the related Cutoff Date (with each Receivable Balance or APR for any Receivable measured as of its related Cutoff Date):

                (A) no more than 40% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been originated in California;

                (B) no more than 18% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been originated in any Core State other than California;

                (C) no more than 10% (determined by the Aggregate Receivable
            Balance) of all Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been originated in any Non-Core State;

                (D) no more than 40% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have had a FICO Score at the time of origination thereof equal to or below 700;

                (E) no more than 15% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have had a FICO Score at the time of origination thereof equal to or below 660;

                (F) no more than 5% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have had a FICO Score at the time of origination thereof below 640;

                (G) no more than 30% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have an original term of more than 84 months;

                (H) no more than 75% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have an original term of more than 72 months;

                (I) no more than 70% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been, at the time of origination thereof, associated with a Financed Vehicle which is a used vehicle;

                (J) no more than 20% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall be associated with a Financed Vehicle which has a model year greater than 5 years prior to the calendar year in which such Funding Date occurs;

                (K) at least 95% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been, at the time of origination thereof, associated with a Financed Vehicle which is a passenger car, sport utility vehicle or light-duty truck;

                (L) no more than 10% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall be Lendco Receivables or Ultra Receivables (the Lendco Receivables and Ultra Receivables being considered in the aggregate with respect to such 10% limit), and

                (M) no more than 0.50% (determined by the Aggregate Receivable
            Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivable pledged to the Indenture Trustee on such Funding Date, shall be Chapter 13 Receivables.

            (xxvi) No Adverse Selection. No selection procedures adverse to the Noteholders have been utilized in selecting such Receivable from all other similar receivables originated or acquired by the Contributor.

         (xxvii) Form of Contract. Each Receivable contains provisions that give the obligee substantially the same benefits as provided in one of the form contracts attached as Exhibit A hereto, except for such immaterial modifications or deviations from such form contracts which appear in certain Receivables or which may appear in the future form contracts of the Contributor or which the Contributor acquires; any such modifications or deviations from the form loan contracts will not have a material adverse effect on the Noteholders.

         (xxviii) Loss or Destruction. As of the related Cutoff Date, no Financed Vehicle related to a Receivable has been the subject of a total loss or destruction.

         (xxix) No Obligation to Dealers. The Depositor and its assignees will assume no obligation to Dealers or other holders of the Receivables as a result of its acquisition of the Receivables.

         (xxx) No Future Obligation. The full Amount Financed of each Receivable has been advanced to or on behalf of each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to each Receivable does not have any option under such Receivable to borrow from the Contributor or any Affiliate additional funds secured by the Financed Vehicle.

         (xxxi) Prior Servicing. The servicing of each Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in the Collection Policy in all material respects; other than the Servicer and any backup servicer arrangement that has been entered into in accordance with the provisions of the Transaction Documents, no other person has the right to service any Receivable.

         (xxxii) Licenses. The Contributor, at the time of origination of each Receivable and as of Closing Date, with respect to the Initial Receivables, and as of the applicable Funding Date, with respect to the Subsequent Receivables, was in possession of all State and local licenses (including all debt collection licenses) required for it to acquire and own such Receivable and service such Receivable in accordance with the Contributor's Collection Policy in effect on such date and to perform its services as Servicer under the Sale and Servicing Agreement, and none of such licenses has been suspended, revoked or terminated, except where the failure of the Contributor to obtain and maintain any such license could not have a material adverse effect on the Issuer, any Noteholder or any Receivable or other part of the Trust Estate or the Contributor's ability to perform its obligations as Contributor, Custodian or Servicer under the Transaction Documents.

         (xxxiii) Payment Instructions. No Person has provided any payment instructions to any Obligor that are inconsistent with the provisions of
      Section 7.01(d) of the Sale and Servicing Agreement.

         (b) Organization and Good Standing. The Contributor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. The Contributor is not organized under the laws of any jurisdiction other than Nevada.

            (c) Due Qualification. The Contributor is duly qualified to do business as a foreign corporation in good standing, and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of its property or the conduct of its business (including, without limitation, the purchase of the Receivables from the Dealers under the applicable Dealer Agreement, the conveyance of the Receivables by the Contributor pursuant to this Agreement and each Contributor Assignment, and the performance of its other obligations under this Agreement, the applicable Dealer Agreement, each Contributor Assignment and the other Transaction Documents to which it is a party) requires such qualification except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Contributor, on the ability of the Contributor, on the ability of the Contributor to perform its obligations under the Transaction Documents or on the Issuer, any Noteholder, the Receivables or other part of the Trust Estate.

            (d) Power and Authority. The Contributor has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; Contributor has, all power, authority and legal right to acquire, own and transfer the Receivables and Contributed Assets to the Depositor; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Contributor by all necessary corporate action.

            (e) Binding Obligations. This Agreement and the other Transaction Documents to which the Contributor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Contributor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (f) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Contributor, or any material indenture, agreement, mortgage, deed of trust or other material to which the Contributor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any material law, order, rule or regulation applicable to the Contributor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Contributor or any of its properties, or in any way materially adversely affect the interests of the Noteholders or the Indenture Trustee in any Receivable or other part of the Trust Estate, or affect the Contributor's ability to perform its obligations under this Agreement or any other Transaction Document.

            (g) No Proceedings. There are no proceedings or investigations pending or, to the Contributor's knowledge, threatened against the Contributor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Contributor or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Contributor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes or (v) that could reasonably be expected to have a material adverse effect on the Receivables.

            (h) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Contributor of this Agreement and the Transaction Documents have been or will be taken or obtained on or prior to the Closing Date.

            (i) Contributor Address. The Contributor Address is, and has been for the five year period immediately preceding the Closing Date, the chief place of business and the office where the Contributor keeps its records concerning the Receivables and the Contributed Assets. The Contributor's chief executive office is, and has been for the five-year period immediately preceding the Closing Date, 1840 Gateway Drive, San Mateo, California 94404. The Contributor's jurisdiction of incorporation is, and has been for the 5-year-period immediately preceding the Closing Date, Nevada.

            (j) Change in Name; Jurisdiction of Incorporation; Form of Organization. The Contributor shall not change its corporate name or the name under or by which it does business or change its jurisdiction of incorporation or its form of organization except in accordance with
      Section 5.01(b) hereof.

            (k)   Solvency of the Contributor:

                  i. The Contributor does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                  ii. The transactions contemplated by the Transaction Documents are being consummated by the Contributor in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

                  iii. Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will the
            Contributor:

                       (A) be insolvent such that the sum of its debts is
                  greater than all of its respective property, at a fair valuation;

                       (B) be engaged in or about to engage in, business or a
                  transaction for which any property remaining with the Contributor will be an unreasonably small capital or the remaining assets of the Contributor will be unreasonably small in relation to its respective business or the transaction; and

                       (C) have intended to incur or believed it would incur,
                  debts that would be beyond its respective ability to pay as such debts mature or become due. The Contributor's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

                  iv. Both immediately before and after the transactions contemplated by the Transaction Documents (a) the present fair salable value of the Contributor's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of the Contributor's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

                  v. There are no proceedings or investigations pending, or to the knowledge of the Contributor, threatened, against or affecting the Contributor in or before any court, governmental authority or agency or arbitration board or tribunal (including, but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership of the Receivables) which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Contributor, or the ability of the Contributor to perform its obligations under this Agreement. The Contributor is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

            (l) Taxes. All tax returns or extensions required to be filed by the Contributor in any jurisdiction (other than jurisdictions in which the failure to file would not have a material adverse effect on the Issuer, any Noteholder, any Receivable or any other part of the Trust Estate or the Contributor and the performance of its obligations under this Agreement, each Dealer Agreement and the other Transaction Documents to which it is a party) have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Contributor, or upon any of the properties, income or franchises shown to be due and payable on such returns have been, or will be, paid or is being contested in good faith by appropriate proceedings with respect to which the Agent has received written notice. To the knowledge of the Contributor, all such tax returns are true and correct in all material respects and the Contributor has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Contributor are in accordance with generally accepted accounting principles.

            (m) Consolidated Returns. The Contributor, the Issuer and the Depositor are members of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code which will file a consolidated federal income tax return at all times until termination of the Transaction Documents.

            (n) Intent of Transactions. It is the intention of the Contributor and the Depositor that the Receivables and the Contributed Assets are owned by the Issuer as of the Closing Date or the related Funding Date, as applicable, and that the beneficial interest in and title to the Receivables and the Contributed Assets are not part of the Contributor's estate in the event of the filing of a bankruptcy petition by or against the Contributor under any bankruptcy law.

            (o) Stock of Depositor. The Contributor is the registered owner of all of the shares of common stock of the Depositor, all of which are fully paid and nonassessable and owned of record, free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase other than those (if any) granted pursuant to the Transaction Documents.

            (p) Notes as Debt. Each of the Contributor, the Depositor and their shareholders and stockholders shall treat the Receivables and the Contributed Assets as owned by the Issuer for legal purposes and owned by the Contributor and its consolidated subsidiaries for federal, state and local income tax purposes, shall include in the computation of the gross income of the Contributor and its consolidated subsidiaries for such purposes the income from the Receivables and the Contributed Assets, shall treat the Notes as debt of the Contributor and its consolidated subsidiaries for financial statement purposes and as debt of the Depositor for federal, State and local income tax purposes, and shall cause the Contributor and its consolidated subsidiaries to deduct the interest paid or accrued with respect to the Notes in accordance with its applicable method of accounting for such purposes.

            (q) ERISA. The Contributor is in compliance with the Employee Retirement Income Security Act of 1974, as amended.

            (r) Certificate, Statements and Reports. The officers certificates, statements, reports and other documents prepared by the Contributor and furnished to the Depositor pursuant to this Agreement or any other Transaction Document to which the Contributor is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

            (s) Accuracy of Information. All information heretofore furnished by the Depositor for purposes of or in connection with any of the Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Depositor will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

            (t) Material Adverse Change. Since March 31, 2003, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of Depositor, (ii) the ability of the Depositor to perform its obligations under the Transaction Documents, or (iii) the collectibility of the Receivables generally or any material portion of the Receivables.

            (u) Compliance with Laws. The Depositor has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject ,except where the failure to so comply could not reasonably be expected to have a material adverse effect on the Issuer, any Noteholder, any Receivable or other part of the Trust Estate.

      Section 3.03. Repurchase of Receivables. (a) The Contributor hereby covenants and agrees to deliver to the Depositor, the Indenture Trustee and the Agent prompt written notice of the occurrence of a breach of any of the representations and warranties of the Contributor contained or deemed to be contained in Section 3.02(a) hereof with respect to a Receivable transferred hereunder. Upon discovery by the Contributor, the Depositor, the Issuer, the Indenture Trustee, the Agent or the Servicer of (a) a Nonconforming Receivable, or (b) the failure to deliver any document required to be included in any Custodian File, or to file any UCC Financing Statement required to be filed pursuant to the Transaction Documents, the party discovering such breach or failure to deliver shall give prompt written notice to each of the other foregoing parties. Except as specifically provided in the Sale and Servicing Agreement or the Indenture, the Indenture Trustee has no obligation to review or monitor the Receivables or the Contributed Assets for compliance with representations and warranties or delivery requirements. If (i) the breach of representations or warranties causing such Receivable to be a Nonconforming Receivable has a material adverse effect on the Noteholders or such Receivable or its collectibility and shall not have been (A) cured within thirty (30) days following notice thereof or (B) waived by the Majority Holders following notice thereof or (ii) the failure to deliver to the Custodian such Custodian File documents or UCC Financing Statements within the time period required herein or in the Sale and Servicing Agreement (other than the Certificates of Title, with respect to which the Contributor shall have three (3) Business Days after the one hundred eighty (180) day period set forth in Section 3.02(a)(xvii)), the Contributor shall deposit or cause to be deposited the Repurchase Price with respect to such Receivable in the Collection Account within two (2) Business Days following the applicable cure period, if any; provided, that a breach of a representation and warranty set forth in paragraphs (ii), (iii), (v), (vii),
(ix), (xiv), (xv), (xvi),

(xvii), (xviii), (xix), (xx), (xxi), (xxii), (xxviii), (xxx) and (xxxii) of
Section 3.02(a) automatically shall be deemed to have a material adverse effect on the applicable Receivable or the Noteholders. The Depositor shall transfer to the Contributor the Receivable and the Contributed Assets relating solely to such Receivable affected by such breach or failure to deliver; provided, that such transfer and assignment shall only be made upon receipt by the Depositor of notice from the Servicer that the Repurchase Price has been remitted to the Servicer and deposited into the Collection Account. The Depositor shall be entitled to enforce the obligations of the Contributor and each applicable Dealer under this Agreement and the applicable Dealer Agreement, respectively, and to remit the Repurchase Price to the Servicer for deposit into the Collection Account. The Indenture Trustee and the Agent are authorized to take action on behalf of the Depositor to enforce the obligations of the Contributor to repurchase such Receivable under this Agreement and to enforce the obligation of a Dealer to repurchase such Receivable under the applicable Dealer Agreement.

            (b) The obligations of the Contributor, the Depositor and the Issuer to remove any Receivable and the Contributed Assets relating solely to such Receivable and to remit the Repurchase Price with respect to a Nonconforming Receivable which has a material adverse affect on the Noteholders or on such Receivable or its collectibility or as to which a failure to deliver has occurred and is continuing shall constitute the sole remedy, except for the indemnification provisions expressly set forth in the Indenture, the Sale and Servicing Agreement and this Agreement, against the Contributor, the Depositor and the Issuer for such breach or failure to deliver or pay available to the Indenture Trustee or the Noteholders. Notwithstanding the foregoing, the Contributor shall indemnify the Owner Trustee (as such and in its individual capacity), the Issuer, the Indenture Trustee, the Backup Servicer, the Noteholders, and their respective officers, directors and employees against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of the events or facts giving rise to a repurchase event set forth in Section 3.03(a).

      Section 3.04. Depositor's Assignment of Repurchased Receivables. With respect to any Receivable reacquired by the Contributor pursuant to this Agreement, the Depositor shall assign, without recourse, representation or warranty, to the Contributor all the Depositor's right, title and interest in and to such Receivable, and all security and documents relating thereto.

      Section 3.05. Survival of Representations and Warranties. The representations and warranties contained in this Agreement are made as of the date specified herein and in each case shall survive the sale, transfer and assignment of the related Receivables and the other related Contributed Assets hereunder, the conveyance thereof by the Depositor to the Issuer under the Sale and Servicing Agreement and the related Assignment, as applicable, and the pledge thereof by the Issuer to the Indenture Trustee under the Indenture. The Contributor and the Depositor agree that the Depositor will assign to the Issuer all of the Depositor's rights under this Contribution Agreement and each Contributor Assignment, the Issuer will assign to the Indenture Trustee all of the Issuer's rights under this Contribution Agreement and each Contributor Assignment and that the Indenture Trustee shall thereafter be entitled to enforce this Contribution Agreement and each Contributor Assignment directly against the Contributor in the Indenture Trustee's own name on behalf of the Noteholders; provided, however, that the representations and warranties of the Contributor in this Contribution Agreement shall not be construed as a warranty or guaranty by the Contributor as to the future payments by any Obligor.

                                   ARTICLE IV

                                   CONDITIONS

      Section 4.01. Conditions to Obligation of the Depositor. The obligation of the Depositor to accept any transfer of Receivables hereunder is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of the Contributor hereunder shall be true and correct on the Closing Date and each Funding Date, as the case may be, with the same effect as if then made, and the Contributor shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or Funding Date, as the case may be.

            (b) The Contributor shall, at its own expense, on or prior to the Closing Date and each Funding Date, as applicable, indicate in its files that the Initial Receivables and the related Subsequent Receivables, respectively, have been transferred to the Depositor pursuant to this Agreement, then transferred from the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and simultaneously pledged by the Issuer to the Indenture Trustee pursuant to the Indenture, and the Contributor shall deliver to the Depositor a Schedule of Receivables certified by an Authorized Officer of the Contributor to be true, correct and complete. Further, the Contributor hereby agrees that the computer files and other physical records of the Receivables maintained by the Contributor will bear an indication reflecting that the Receivables were transferred and pledged as described above.

            (c) The following documents must be delivered by the Contributor on or in connection with the Closing Date and each Funding Date, as applicable.

                  (i) Contributor Assignment. As of the Closing Date and each Funding Date, the Contributor shall execute a Contributor Assignment, substantially in the form of Exhibit A hereto, with respect to the Receivables and the related Contributed Assets being transferred by the Contributor on such date (as identified on the Schedule of Receivables attached to such Contributor Assignment).

                  (ii) Evidence of UCC Filings. On or prior to the Closing Date and each Funding Date, as applicable, the Contributor shall provide the Depositor evidence that the Contributor has obtained, at the expense of the Contributor, (A) executed releases, termination statements and UCC-3 releases or terminations in each jurisdiction in which required by applicable law, if any, to release any prior security interests in the Receivables and the related Contributed Assets granted by the Contributor and (B) UCC-1 financing statements in each jurisdiction in which required by applicable law, executed by the Contributor, as contributor or debtor, and naming the Depositor, as purchaser or secured party, identifying the Receivables and the related Contributed Assets as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the transfer of such Receivables to the Depositor.

                  (iii) Other Documents. The Contributor must deliver such other documents and legal opinions as the Depositor or the Agent may reasonably request.

            (d) Documents to be Delivered by the Contributor In Connection with the Closing Date and each Funding Date. On or prior to the Closing Date or a Funding Date, as applicable, the Contributor shall deliver to the Custodian the following documents with respect to each Receivable transferred on such date (with respect to such Receivable, a "Custodian File"): (a) a fully executed original of the related retail installment contract, and an acknowledgment of the Custodian that it holds such Receivable for the benefit of the Noteholders, (b) evidence of either (1) a certificate of insurance, (2) an application form for insurance signed by the Obligor, or (3) a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (c) the original or electronic equivalent of the Certificate of Title or, with respect to a Certificate of Title filed electronically, a report prepared by a third party service that shows such service maintains perfection related to such Certificate of Title on behalf of the Servicer; or, if the Certificate of Title has not yet been received, and in the case of each electronic Certificate of Title, an application therefor, or a copy of such Certificate of Title with a copy of the application filed to amend the Certificate of Title to indicate the security interest of the Contributor in the related Financed Vehicle, (d) an electronic or hard copy of an original credit application signed by the Obligor; (e) the originals of all assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable except for any such item listed above which has been preserved by electronic means; (f) any other documents that the Servicer shall keep on file, in accordance with its customary procedures, or reasonably required by the Issuer, from time to time to be kept on file, relating to a Receivable, the related Obligor or the related Financed Vehicle; and (g) any additional original loan documents evidencing any assumption, consolidation, extension, modification or waiver of a Receivable approved by the Servicer.

            On or prior to the Closing Date or a Funding Date, as applicable, the Contributor shall deliver to the Custodian the original Certificate of Title or copies of correspondence to the appropriate governmental authority, and all enclosures thereto, for issuance of the original Certificate of Title for the related Financed Vehicles.

            If any original Certificate of Title is not delivered to the Servicer due to the fact that such Certificate of Title has not yet been issued by the applicable governmental authority and delivered to or on behalf of the Contributor, such Certificate of Title shall be delivered by the Contributor to the Servicer promptly following receipt thereof by the

      Contributor but in no event later than one hundred eighty (180) days following the Closing Date or the related Funding Date, as applicable; provided, however, that for any original Certificate of Title not so delivered to the Custodian prior to the expiration of such 180 day period, or if any other item of the Custodian File is not included therein, the Contributor shall be deemed to be in breach of its representations and warranties contained in Section 3.02(a) hereof, and the related Receivable shall be repurchased by the Contributor pursuant to Section 3.03(a) hereof.

            (e) Other Transactions. The transactions contemplated by the Indenture, the Sale and Servicing Agreement and the other Transaction Documents shall be consummated on the Closing Date or with respect to a Subsequent Transfer shall have been consummated on the related Funding Date.

      Section 4.02. Conditions to Obligation of the Contributor. The obligation of the Contributor to transfer the Receivables to the Depositor on the Closing Date or each Funding Date, as the case may be, is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of the Depositor hereunder shall be true and correct on the Closing Date or such Funding Date, as the case may be, with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or such Funding Date, as the case may be.

            (b) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Contribution Agreement shall be satisfactory in form and substance to the Contributor and the Agent, and the Contributor and the Agent shall have received from the Depositor copies of all documents (including, without limitation, records of Contributor proceedings) relevant to the transactions herein contemplated as the Agent or the Contributor may have requested.

            (c)   The Contributor's receipt of the consideration set forth in
      Section 2.01(b) and Section 2.01(d) hereof with respect to the Closing Date and each Funding Date respectively.

                                    ARTICLE V

                          COVENANTS OF THE CONTRIBUTOR

      The Contributor agrees with the Depositor as follows:

      Section 5.01. Protection of Right, Title and Interest.

            (a) Filings. The Contributor shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Depositor in and to the Receivables and the related Contributed Assets to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to fully preserve and protect the right, title and interest of the Depositor hereunder, the Issuer under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture to the Receivables and the other property of the Trust Estate. The Contributor shall deliver or cause to be delivered to or at the direction of the Depositor (with copies to the Agent ), file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Depositor shall cooperate fully with the Contributor in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a). In the event the Contributor fails to perform its obligations under this subsection, the Depositor or the Indenture Trustee may do so at the expense of the Contributor.

            (b) Name and Other Changes. At least thirty (30) days prior to the Contributor making any change in its name, identity, jurisdiction of organization or structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Contributor shall give the Depositor, the Issuer, the Agent and the Indenture Trustee written notice of any such change, and no later than five (5) days after the effective date thereof the Contributor shall file such financing statements or amendments as may be necessary to continue the perfection of the Depositor's interest in the Receivables and the Contributed Assets. At least sixty (60) days prior to the date of any relocation of its principal executive office or state of incorporation, the Contributor shall give the Indenture Trustee, the Agent and the Depositor written notice thereof, and the Contributor shall within five
      (5) days after the effective date thereof, file any such amendment or new financing statement if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement to continue the perfection of the Depositor's interest in the Receivables and the Contributed Assets. The Contributor shall at all times maintain each office from which it shall service the Receivables and maintain possession of the Custodian Files, and its principal executive office, within the United States of America.

      The Contributor shall not become or seek to become organized under the laws of more than one jurisdiction.

            (c) Accounts and Records. The Contributor shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).

            (d) Sale of Other Receivables. If at any time the Contributor shall propose to sell, grant a security interest in, or otherwise transfer any interest in any new or used automobile, van or light-duty truck installment sale contracts (other than the Receivables) to any prospective purchaser, lender, or other transferee, such Contributor shall give to such prospective purchaser, lender or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable or Financed Vehicle has been pledged to the Indenture Trustee unless such Receivable or Financed Vehicle has been paid in full or repurchased.

            (e) Access to Records. The Contributor shall, upon reasonable notice, permit the Agent, the Depositor, the Noteholders, the Indenture Trustee, the Servicer and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Contributor's records regarding any Receivable.

            (f) Other Actions. The Contributor shall from time to time, at its expense, promptly execute and deliver all further instruments and documents (including, without limitation, powers of attorney for the benefit of the Servicer) and take all further action that may be necessary or desirable to permit the Servicer to perform its obligations under the Sale and Servicing Agreement, including, without limitation, the Servicer's obligation to preserve and maintain the perfected security interest of the Indenture Trustee in the Receivables, the Financed Vehicles and the other Contributed Assets.

      Section 5.02. Other Liens or Interest. Except for the transfers hereunder, the Contributor will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, and the Contributor shall defend the right, title, and interest of the Depositor in, to and under the Initial and Subsequent Receivables and other Contributed Assets against all claims of third parties claiming through or under the Contributor; provided, however, that the Contributor's obligations under this
Section 5.02 shall terminate upon the termination of the Indenture in accordance with its terms.

      Section 5.03. Principal Executive Office; Jurisdiction of Organization. The Contributor shall maintain its principal executive office, principal place of business, location of all books and records relating to the Receivables and other Contributed Assets and sole jurisdiction of organization at the locations and in the jurisdiction, respectively, set forth in Section 3.02(i).

      Section 5.04. Costs and Expenses. The Contributor agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the transfer to the Depositor of the Contributor's right, title and interest in and to the Receivables and the Contributed Assets, the transfer thereof to the Issuer and the pledge thereof to the Indenture Trustee.

      Section 5.05. No Waiver. The Contributor shall not waive any default, breach, violation or event permitting acceleration under the terms of any Receivable; provided, however, nothing in this Section 5.05 shall affect the rights of and the restrictions on the Servicer with respect to such matters as set forth in the Sale and Servicing Agreement.

      Section 5.06. Contributor's Records. The books and records of the Contributor will disclose that the Contributor absolutely transferred the Receivables to the Depositor; provided, however, the Contributor may show the Receivables as assets of the consolidated companies that include the Contributor and the Depositor as long as such financial statements indicate the transfers hereunder, under the Sale and Servicing Agreement, under each Assignment and the Indenture and indicate that such assets will not be available to satisfy the claims of any creditor of the Contributor or the Depositor. The Contributor will file all tax returns and reports in a manner consistent with the transfer to the Depositor of the Receivables for federal income tax purposes.

      Section 5.07. Cooperation by Contributor. (a) The Contributor will cooperate fully and in a timely manner with the Depositor, the Issuer, the Servicer, the Agent, and the Indenture Trustee in connection with (i) the filing of any claims with an insurer or any agent of any insurer under any insurance policy affecting an Obligor or any of the Financed Vehicles; (ii) supplying any additional information as may be requested by the Depositor, the Issuer, the Servicer, the Agent, the Indenture Trustee or any such agent or insurer in connection with the processing of any such claim; and (iii) the execution or endorsement of any check or draft made payable to the Contributor representing proceeds from any such claim. The Contributor shall take all such actions as may be requested by the Depositor, the Agent, the Issuer, the Servicer or the Indenture Trustee to protect the rights of the Depositor, the Agent, the Issuer or the Indenture Trustee on behalf of the Noteholders in and to any proceeds under any and all of the foregoing insurance policies. The Contributor shall not take or cause to be taken any action which would impair the rights of the Depositor, the Issuer or the Indenture Trustee on behalf of the Noteholders in and to any proceeds under any of the foregoing insurance policies.

            (b) The Contributor shall, within one (1) Business Day of receipt thereof, endorse any check or draft payable to the Contributor representing insurance proceeds and in the event there are no other payees on such check or draft, forward, via hand delivery, such endorsed check or draft to the Servicer for deposit into the Local Bank Account (or if the Backup Servicer is acting as successor Servicer, for deposit to the Backup Servicer Account). The Contributor will hold in trust and remit to the Local Bank Account (or if the Backup Servicer is acting as successor Servicer, for deposit to the Backup Servicer Account), within one (1) Business Day of receipt thereof, any funds received with respect to the Receivables after the related Cutoff Date.

      Section 5.08. Notice of Breach. The Contributor shall notify the Indenture Trustee, the Agent, the Depositor and the Issuer promptly upon becoming aware in writing, of any breach of the representations and warranties or covenants of the Contributor or the Depositor contained herein or in any other Transaction Document.

                                   ARTICLE VI

                                 INDEMNIFICATION

      Section 6.01. Indemnification. The Contributor shall defend, indemnify and hold harmless the Depositor, the Indenture Trustee, the Backup Servicer, the Owner Trustee (as such and in its individual capacity), the Agent, the Issuer and the Noteholders:

            (a) for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein or in the related Assignment;

            (b) from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Contributor or any Affiliate thereof of a Financed Vehicle;

            (c) against any and all costs, expenses, losses damages, claims and liabilities, arising out of or resulting from any action taken, or failed to be taken, by the Contributor in respect of any portion of the Trust Estate other than in accordance with this Contribution Agreement or any other Transaction Document;

            (d) from and against any and all taxes, except for taxes on the net income of the Depositor, the Indenture Trustee, the Backup Servicer, the Owner Trustee (as such or in its individual capacity), the Issuer, or the Noteholders, as the case may be, that may at any time be asserted against the Depositor with respect to the transactions contemplated herein and in each Assignment and in each other Transaction Document, including, without limitation, any sales, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same;

            (e) from and against any and all costs, expenses, losses, damages, claims and liabilities to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon the Depositor, the Indenture Trustee, the Back-up Servicer, the Owner Trustee (as such or in its individual capacity), the Agent, the Issuer and the Noteholders, as the case may be, through the negligence, willful misfeasance, or bad faith of the Contributor in the performance of its duties under this Contribution Agreement or any other Transaction Document to which it is a party, or by reason of reckless disregard of the Contributor's covenants, obligations and duties under this Contribution Agreement or any other Transaction Document to which it is a party except to the extent that such cost, expense, loss, damage, claim or liability or portion thereof shall be due to the willful misfeasance, bad faith or gross negligence of the Depositor, the Indenture Trustee, the Backup Servicer, the Collateral Agent, the Spread Account Depositor, the Owner Trustee (as such or in its individual capacity), the Agent, the Issuer or the Noteholders as the case may be;

            (f) from and against all costs, expenses, losses, damages, claims and liabilities arising out of or incurred in connection with the acceptance or performance of the Contributor's duties under this Contribution Agreement and the other Transaction Documents to which it is a party, including the trusts and duties as Servicer under the Sale and Servicing Agreement and as Custodian under the Custodian Agreement, except to the extent that such cost, expense, loss, damage, claim or liability shall be due to the willful misfeasance, bad faith or gross negligence of the Depositor, the Indenture Trustee, the Backup Servicer, the Owner Trustee, the Agent, the Issuer or the Noteholders, as the case may be; and

            (g) against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the failure of any Receivable or the sale of the related Financed Vehicle to comply with all requirements of applicable law.

Indemnification under this Section shall include reasonable fees and expenses of litigation and shall survive termination of this Agreement. These indemnity obligations shall be in addition to any obligation that the Contributor may otherwise have.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01. Obligations of Contributor. The obligations of the Contributor under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

      Section 7.02. Subsequent Transfer and Pledge. The Contributor acknowledges that (i) the Depositor will transfer the Receivables and related Contributed Assets to the Issuer and the Issuer will grant a security interest in the same along with the Issuer's rights and benefits under the Sale and Servicing Agreement to the Indenture Trustee pursuant to the terms of the Indenture and
(ii) the terms and provisions hereof are intended to benefit the Noteholders. The Contributor acknowledges that the Indenture Trustee on behalf of the Noteholders, as assignee of the Depositor's rights hereunder may directly enforce, without making any prior demand on the Depositor, all the rights of the Depositor hereunder, including, without limitation, the rights under Section 3.03(a) hereof. The Contributor hereby consents to such transfer and grant.

      Section 7.03. Amendment. This Agreement may be amended, restated or supplemented from time to time by a written agreement duly executed and delivered by the Contributor and the Depositor, but only with the prior written consent of the Majority Holders. The Contributor shall deliver to the Noteholders and the Agent a copy of any amendment to this Agreement.

      Section 7.04. Waivers. No failure or delay on the part of the Depositor, the Issuer, the Indenture Trustee, the Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right

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

or remedy. Any waiver of the terms and provisions hereof must be in writing and must be consented to in writing by the Majority Holders.

      Section 7.05. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, to any party at its address set forth in Article I hereof or at such other address as may be designated by it by notice to the other party and shall be deemed given when so delivered, or if mailed. Any notice to the Indenture Trustee, the Agent, any Noteholder or the Issuer shall be given in accordance with the terms of the Indenture.

      Section 7.06. Representations. The respective agreements, representations, warranties and other statements by the Contributor and the Depositor set forth in or made pursuant to this Agreement are intended to benefit the Noteholders and shall remain in full force and effect and will survive the Closing Date under Section 2.02 hereof and each Funding Date.

      Section 7.07. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

      Section 7.08. Governing Law. This Agreement and each Assignment shall be governed by and construed in accordance with the internal laws of the State of New York including New York General Obligations Law Sections 5-1401 and 5-1402, but otherwise without regard to the conflict of laws principles thereof.

      Section 7.09. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      Section 7.10. No Bankruptcy Petition Against the Depositor or the Issuer or Any Noteholder. The Contributor agrees that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, it will not institute against the Depositor or the Issuer or any Noteholder, or join any other Person in instituting against the Depositor or the Issuer or any Noteholder, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 7.10 shall survive the termination of this Agreement and the Indenture.

      Section 7.11. Third Party Beneficiaries. This Agreement shall inure to the benefit of the Issuer, the Agent, the Noteholders, the Indenture Trustee on behalf of the Noteholders and their respective successors and assigns. Without limiting the generality of the foregoing, all representations, covenants and agreements in this Agreement which expressly confer rights upon the Depositor, the Noteholders, the Issuer, the Agent or the Indenture Trustee shall be for the benefit of and run directly to the Noteholders, the Depositor, the Issuer, the Indenture Trustee and the Agent. The Indenture Trustee, the Noteholders, the Agent and the Issuer shall be entitled to rely on and enforce such representations, covenants and agreements to the same extent as if it or they were a party hereto. Except as expressly stated otherwise herein or in the other Transaction Documents, any right of the Majority Holders to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Majority Holders in their sole and absolute discretion.

      Section 7.12. Material Adverse Effect. Whenever a determination is to be made under this Agreement whether a breach of a representation, warranty or covenant has or could have a material adverse effect on a Receivable or any part of the Trust Estate or the interest therein of the Issuer, the Noteholders (or any similar or analogous determination), such determination shall be made by the Majority Holders in their sole discretion.

      Section 7.13. TRIAL BY JURY WAIVED. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

      Section 7.14. CONSENTS TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT OR ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING BROUGHT IN AN INCONVENIENT FORUM, THAT THE

VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. THE CONTRIBUTOR AND THE DEPOSITOR EACH HEREBY DESIGNATES CT Corporation System located at 111 Eighth Avenue, New York, NY 10011, AS ITS TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS. EACH OF THE CONTRIBUTOR AND THE DEPOSITOR AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON IT.

      Section 7.15. Severability of Provisions. If one or more of the provisions of this Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Agreement prohibited or unenforceable.

      Section 7.16. Rights Cumulative. All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

      Section 7.17. No Offset. Prior to the termination of this Agreement, the obligations of the Contributor and the Depositor under this Agreement shall not be subject to any defense, counterclaim or right of offset which the such Person may have against the Issuer, the Contributor, the Depositor, the Servicer, any Noteholder, the Collateral Agent, the Agent or the Indenture Trustee, whether in respect of this Agreement, any Receivable or otherwise.

      Section 7.18. Assignment and Binding Effect. Except with respect to the grant of this Agreement by the Issuer to the Indenture Trustee under the Indenture and as expressly provided herein, this Agreement may be assigned only with the written consent of the parties hereto and the Majority Holders; however, in the event of an assignment, all provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      Section 7.19. Captions. The article, paragraph and other headings contained in this Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

      Section 7.20. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.

      Section 7.21. Relationship of the Parties. The relationship of the parties to this Agreement is that of independent contractors. Neither this Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship among the Servicer and the Issuer.

      Section 7.22. Reports to Holders. Any report, notice or financial statement delivered pursuant to this Agreement by the Servicer to the Noteholders shall be provided by such Persons to each Noteholder at the address last provided to the Servicer by the Indenture Trustee or such Noteholder.

      Section 7.23. Integration; Binding Effect; Survival of Terms.

            (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Contributor or Depositor pursuant to Article III and (ii) the indemnification and payment provisions of Article VI, and
      Section 3.03, shall be continuing and shall survive any termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                             BAY VIEW ACCEPTANCE CORPORATION, as
                                              Contributor

                                             By /s/ John K. Okubo
                                                --------------------------------
                                                Name:  John K. Okubo
                                                Title: Chief Financial Officer

                                            BAY VIEW RECEIVABLES CORPORATION, as
                                             Depositor

                                            By /s/ John K. Okubo
                                               ---------------------------------
                                               Name:  John K. Okubo
                                               Title: Chief Financial Officer

                                      C-34